EXHIBIT 10.1


                  SEPARATION AGREEMENT AND WAIVER OF CLAIMS
                  -----------------------------------------

      THIS AGREEMENT is made and entered into by and between KENNETH M. LUDWIG (hereinafter referred to as "Employee") and CULP, INC., a North Carolina corporation (hereinafter referred to as the "Company").

      THEREFORE, in consideration of the mutual agreements and promises set forth within this Agreement, the receipt and sufficiency of which are hereby acknowledged, Employee and the Company agree as follows:

      1. Consideration. As valuable and sufficient consideration for each and all of the Employee's obligations and promises set forth below, the Company will provide the following:

      (a) The Company will continue Employee's current salary through June 30, 2009. These payments will be made at the Company's regular monthly paydays, and are subject to withholding for standard statutory deductions and for any benefit plans in which Employee continues to participate during the severance period. Employee's auto allowance will end as of December 31, 2007.

      (b) In addition to the aforementioned severance pay, Employee shall be entitled to continue health care coverage under COBRA. Employee may continue to pay the regular employee rate for such coverage until the conclusion of the pay continuation covered in paragraph (a) above. Following such period, Employee shall be responsible for the full premium under the Company's COBRA plan.

      (c) Vested stock options will continue to be exercisable until September 28, 2009, subject to the terms of each option and the Company's policy on stock trading and "blackout periods".

      (d) Under the Deferred Compensation Plan, Employee's elective contributions for plan year 2007 are binding and will continue to be deducted from Employee's pay. Employee will have no option to have elective contributions deducted for plan year 2008. Employee will be entitled to a distribution of Employee's account balance after June 30, 2008.

      (e) Employee will be entitled to receive a bonus under the Company's Management Incentive Plan, after the end of the Company's current fiscal year and in accordance with the provisions of the Management Incentive Plan as approved by the Company's board of directors on April 26, 2007, equal to 66.67% of the bonus amount that Employee would otherwise have been entitled to receive under such Plan if he had remained employed by the Company through the end of the current fiscal year.

      (f) Outplacement assistance for 18 months from the date of termination of employment will be provided through an outplacement services firm mutually agreeable to Company and Employee.

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      (g) Employee's termination shall be treated as a resignation.

      2. Prior Legal Obligations. The parties agree that the Company has no prior legal obligation to make the payments or provide the benefits agreed to in paragraph 1.

      3. Waiver of Claims. In exchange for the Company's agreement to make the payments and provide the benefits set forth in paragraph 1, Employee agrees not to make any claims or demands or to commence any type of legal action (including administrative charges or lawsuits) against the Company (as well as its Board members, officers, officials, employees and agents) or any related companies, subsidiaries, successors, or assigns on matters arising from Employee's employment with or termination from the Company. This includes, but is not limited to a release of any and all rights, claims, or causes of action arising under any state or federal constitution, statute, law, rule, regulation, or common-law principle of tort, contract, or equity. This waiver of claims specifically includes but is not limited to any action under the Age Discrimination in Employment Act of 1967, 29 U.S.C sec. 621, et seq.; Title VII of the Civil Rights Act of 1964, as amended, 42 U.S.C. sec. 2000e, et seq.; the Americans with Disabilities Act of 1990, 42 U.S.C. sec. 12101, et seq., the Family and Medical Leave Act; the Equal Pay Act; the Fair Labor Standards Act; the Sarbanes-Oxley Act, all as amended, or any other federal, state, county or municipal statute or ordinance relating to any condition of employment or employment discrimination.

      Employee also releases the Company and each "employee benefit plan" (as that term is defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended) sponsored, contributed to or maintained by the Company, and each insurer, administrator, trustee and fiduciary of any such employee benefit plan, from any and all claims, actions, demands and suits, other than claims for benefits in the ordinary course.

      By entering into this Agreement, Employee does not waive any rights or claims that Employee might have which arise as a result of any conduct that occurs after the date this Agreement is signed by the parties.

      4. Full Cooperation. Employee agrees that no other person (including but not limited to Employee's attorney, heirs, executors, administrators, successors, and assigns) may assert any claim that Employee has or might have against the Company and further agrees that Employee will fully cooperate with the Company in seeking dismissal of any such claim that might be raised on Employee's behalf. Additionally, Employee acknowledges that Employee may have knowledge of facts relevant to a legal action or claim against the Company, and that it may be necessary to provide information as a witness regarding that action or claim. Employee agrees to cooperate fully in providing information in Employee's knowledge at such times and at such places as the Company may reasonably request.

      5. Termination of Employment. Employee and the Company hereby mutually agree that their employment relationship shall terminate effective as of December 31, 2007, and they further agree that the relationship created by this Agreement is purely contractual and that no employment relationship is intended, or should be inferred, from the performance of the Company's obligations under this Agreement.

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

      6. Return of Company Property. All records, files, lists, including computer-generated lists, drawings, notes, notebooks, letters, blueprints, manuals, sketches, specifications, formulas, financial documents, sales and business plans, customer lists, lists of customer contacts, pricing information, computers, software, cellular phones, credit cards, keys, equipment and similar items relating to the Company's business, together with any other property of the Company or property which the Employee received in the course of employment with the Company, shall be returned to the Company immediately. Employee further represents that Employee will not copy or cause to be copied, print out or cause to be printed out any software, documents or other materials originating with or belonging to the Company.

      7. Performance. Employee understands and agrees that the Company's obligation to perform under this Agreement is conditioned upon Employee's covenants and promises to the Company as set forth herein. In the event Employee breaches any such covenants and promises, or causes any such covenants or promises to be breached, the Company's obligations to perform under this Agreement shall automatically terminate, and the Company shall have no further liability or obligation to Employee. Alternatively, the Company may seek injunctive relief to enforce the provisions of this Agreement.

      8. Non-admission of Liability. It is understood that the Company, by entering into this Agreement, in no way admits any liability to any party or that it has in any way violated any state or federal law or any other law or regulation.

      9. Confidentiality and Non-disparagement. Employee agrees to maintain the confidentiality of this Agreement by not disclosing its contents, including the amount of the monetary payments, except to Employee's legal or tax counsel; in a privileged communication; or as otherwise required by law. Employee agrees not to make any statements to the Company's employees, customers or suppliers or to any public or media source, whether written or oral, regarding Employee's departure from the Company's employment except as may be approved by the Company in advance. Employee further agrees not to make any statement (including to any media source, or to the Company's suppliers, customers or employees) or take any action that would disrupt, impair, embarrass, harm, or adversely affect the Company, its affiliates or any of their employees, officers, directors, or customers, or place the Company, its affiliates or such individuals in any negative light. Employee hereby recognizes that any breach of this paragraph would cause the Company irreparable injury and damage, the amount of which would be difficult to determine. In the event the Company establishes a breach of this paragraph, Employee agrees to forfeit the payment of any unpaid or unaccrued benefits under the Agreement. Employee also agrees to pay any legal fees and associated costs incurred by the Company in enforcing this Agreement and/or in seeking any relief or damages.

      10. Entire Agreement; Modification. Employee affirms that the only consideration for the signing of this Agreement is set forth in paragraph 1, and that no other promises or assurances of any kind have been made to the Employee by the Company, its attorneys, or any other person as an inducement for Employee to sign this Agreement. This Agreement can be changed only by written amendment signed by both parties.

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

      11. Complete Defense. The parties agree that this Agreement may be treated as a complete defense to any legal, equitable, or administrative action that may be brought, instituted, or taken by Employee, or on Employee's behalf, against the Company and shall forever be a complete bar to the commencement or prosecution of any claim, demand, lawsuit, charge, or other legal proceeding of any kind against the Company, any related companies and subsidiaries, and the directors, officers, employees and agents of them, including any successors and assigns, relating the Employee's employment with the Company and/or the termination of Employee's employment with the Company.

      12. Successors, Assigns, and Representatives. This Agreement shall inure to and be binding upon the parties hereto, their respective heirs, legal representatives, successors, and assigns.

      13. Governing Law. This Agreement shall be governed and construed in accordance with the laws of the state of North Carolina and any applicable federal laws.

      14. Partial Invalidity. The parties agree that the provisions of this Agreement shall be deemed severable and that the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other portions or provisions. Such provisions shall be appropriately limited and given effect to the extent that they may be enforceable.

      15. Revocation. Employee understands that this Agreement may be revoked by Employee within seven (7) days after the signing of the Agreement. To revoke the Agreement, Employee understands that Employee must notify the Company in writing that Employee no longer wishes to be bound by this Agreement and desires to revoke the Agreement immediately. This Agreement shall not become effective and enforceable until seven (7) days after it has been signed by Employee. All correspondence to the Company regarding this Agreement and any revocation of this Agreement should be addressed to Franklin N. Saxon, Chief Executive Officer, Culp, Inc., P.O. Box 2686, High Point, N.C. 27261-2686.

      16. Employee affirms that Employee has carefully read this entire Separation Agreement and Waiver of Claims. Employee attests that Employee possesses sufficient education and/or experience to fully understand the extent and impact of its provisions.

      Employee attests that Employee has been afforded the opportunity to consider this Agreement for a period of twenty-one (21) days. Employee further attests that Employee has been advised by the Company to discuss this Agreement with an attorney of Employee's choice.

      Employee affirms that Employee is fully competent to execute this Separation Agreement and Waiver of Claims and that Employee does so voluntarily and without any coercion, undue influence, threat, or intimidation of any kind or type.

      THE UNDERSIGNED HEREBY STATE THAT THEY HAVE CAREFULLY READ THE FOREGOING SEPARATION AGREEMENT AND WAIVER OF CLAIMS AND KNOW THE CONTENTS THEREOF AND SIGN THE SAME OF THEIR OWN FREE ACT.


                       (Signatures on the Following Page)

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

EMPLOYEE:


/s/ Kenneth M. Ludwig                     December 11, 2007
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Kenneth M. Ludwig                         Date



FOR THE COMPANY:

/s/ Franklin N. Saxon                     December 11, 2007
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Franklin N. Saxon                         Date







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